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                               M E M O R A N D U M

To:    Sam Yong

From:  Mariel Clark

Date:  October 29, 1993

Re:    Offer of Employment with Au Bon Pain Co., Inc.

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     In order to summarize our several  conversations  regarding  your potential employment with Au Bon Pain Co., Inc. (the "Company"), what follows is the Company's understanding of its agreement with you on the principal terms on which you are to be offered employment with the Company:

Position.

     You will be hired as an Executive Vice President, with responsibility for international business development, new business development and such other responsibilities as may be assigned to you from time to time by the Co-Chairmen. You will report to Mr. Ronald M. Shaich, the Co-Chairman. Your anticipated employment commencement date is February 1, 1994. As is the case with all of the Company's senior management personnel, you will be treated as an at-will employee, with contractual rights upon your employment being terminated at certain times and under certain circumstances, as more particularly described below. All other terms of your employment not specifically addressed herein will be the same as similarly-situated senior management personnel of the Company.

Separation Agreement.

     You will enter into a separation agreement with the Company. This agreement will cover separation terms in the event that your employment is terminated within the two (2) years following your employment commencement date (for purposes hereof, such two (2)-year period is referred to as the "Covered Period").

     1. No separation payments will be owed or made to you if your employment is terminated during the Covered Period by the Company for gross misconduct, including gross dereliction of duties.

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     2. No separation  payments (other than those, if any, then customarily paid by the Company to its senior managers under similar circumstances) will be owed or made to you if your employment is terminated following the Covered Period by the Company for any reason or for no reason.

     3. If during the Covered Period, your employment with the Company is terminated by the Company for any reason other than gross misconduct, then the Company will pay to you your "Base Pay" (as defined below) for the remaining portion of the Covered Period, as and when the same would have been paid to you had your employment not been so terminated. For purposes hereof, "Base Pay" shall mean your base salary and car allowance, determined as of the effective date of your employment termination.

     4. If during the Covered Period, you voluntarily terminate your employment with the Company for any reason or for no reason, and in so doing you provide to the Company no less than 120 days' prior written notice, then the Company will pay to you your Base Pay for the 120-day period following the effective date of an employment termination covered by this paragraph, as and when the same would have been paid to you had your employment not been so terminated.

     5. If during the Covered Period, you voluntarily terminate your employment with the Company for any reason or for no reason, and in so doing you DO NOT provide to the Company the at least 120 days' prior written notice, then no separation payments will be owed or made to you.

     6. In addition to the foregoing separation payment arrangements, if at any time during the Covered Period and for one (1) year thereafter (the "3-Year Period"), both Louis I. Kane and Ronald M. Shaich shall cease to serve as the Co-Chairmen of the Company and thereafter, but before the expiration of the 3-Year Period, your employment with the Company is terminated by the Company for any reason other than gross misconduct, then the Company will pay to you your Base Pay for the remaining portion of the 3-Year Period, as and when the same would have been paid to you had your employment not been so terminated.

     A separation agreement has been attached to this memorandum, for your review and consideration. When signed by you and the Company, the separation agreement shall constitute our agreement regarding separation payment arrangements for you and shall supersede this memorandum in all respects.

Stock Options.

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     1. Upon hire,  you will be granted a  fully-vested  option to purchase that number of shares which equals $300,000 divided by the closing price of a share of Class A common stock on the trading day immediately preceding the grant date. This option will terminate to the extent not then exercised (i) ninety (90) days following termination of your employment by the Company for any reason other than cause, (ii) twelve (12) months following your death or termination of your employment by reason of your disability, (iii) thirty (30) days following voluntary termination by you of your employment by the Company, and (iv) in all other cases, immediately following termination of your employment by the Company.

     2. Subject to your continuing employment with the Company, you will participate in the Company's "Performance Based Option Program" along with similarly-situated senior management personnel, whereby you will receive additional incentive-based options to purchase shares of Class A common stock, in amounts to be determined in conjunction with the Company's annual budget, plan and incentive processes. These options will be subject to then-existing plan provisions, including vesting schedules; currently, similar options contain a 5-year vesting schedule, with options vesting 25% two years after grant and an additional 25% three, four and five years after grant. In addition, these options will be fully vested in the event that the Company is sold or if both of the Co-Chairmen cease to hold their respective positions as such with the Company. These options will contain termination provisions similar to those described above.

     3. Subject to your continuing employment with the Company, you will receive additional options to purchase an aggregate of $300,000 worth of Class A common stock. These options will be granted in twelve (12) quarterly traunches, in arrears on the last day of each calendar quarter, commencing with the calendar quarter which includes your employment commencement date and continuing for twelve (12) consecutive calendar quarters, as follows:

                                                      Option
                  Date                                Value
                  ----                                ------
                  03/31/94                            $25,000
                  06/30/94                            $25,000
                  09/30/94                            $25,000
                  12/31/94                            $25,000
                  03/31/95                            $25,000
                  06/30/95                            $25,000
                  09/30/95                            $25,000

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                  12/31/95                            $25,000
                  03/31/96                            $25,000
                  06/30/96                            $25,000
                  09/30/96                            $25,000
                  12/31/96                            $25,000

     Termination of your employment, for any reason or for no reason, will cause these options to cease being granted, but will not affect your rights with respect to previously granted options. Each option will represent the right to purchase that number of shares which equals $25,000 divided by the closing price of a share of Class A common stock on the trading day immediately preceding the grant date. These options will be subject to then-existing terms, including vesting schedules, applicable to options granted under the Company's "Performance Based Option Program." These options will contain termination provisions similar to those described above.

     4. If the Company achieves $300,000,000 in annual sales (defined as sales from Company-operated bakery/cafes plus development fees and franchise fees paid to and received by the Company, excluding franchise royalty fees, and sales from franchised cafes determined by the year-end audited financial statements of the Company)and you are then employed by the Company, then you will be granted a fully-vested option to purchase that number of shares which equals $600,000 divided by the closing price of a share of Class A common stock on the immediately preceding trading day. In the event that prior to the Company achieving $300,000,000 in annual sales (as defined above), the Company is sold or if both of the Co-Chairmen cease to hold their respective positions as such with the Company, then you will receive a portion of these options, as follows:

          (a) If the event occurs within one (1) year following your employment commencement date, then you will receive a fully-vested option to purchase that number of shares which equals $200,000 divided by the closing price of a share of Class A common stock on the immediately preceding trading day; and

          (b) If the event occurs between one (1) year and two (2) years following your employment commencement date, then you will receive a fully-vested option to purchase that number of shares which equals $400,000 divided by the closing price of a share of Class A common stock on the immediately preceding trading day; and


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          (c) If the  event  occurs  between  two (2)  years and three (3) years following your employment commencement date, then you will receive a fully-vested option to purchase that number of shares which equals $600,000 divided by the closing price of a share of Class A common stock on the immediately preceding trading day.

     These  options  will  contain  termination   provisions  similar  to  those
described above.

     Forms of the option agreements to be used for the foregoing stock options have been attached to this memorandum, for your review and consideration.

Miscellaneous.

     1. Your initial annual base salary will be $160,000. This will be subject to review annually together with review of all management salaries, in accordance with Company policy, based on (among other things) your performance and the Company's profitability.

     2. Your initial incentive compensation will be based upon thirty percent (30%) of your annual base salary; the actual incentive compensation will depend upon achieving an agreed set of plan objectives. Continuing incentive compensation will be subject to review annually together with review of all management incentive programs, in accordance with Company policy.

     3. You will receive an annual car allowance, initially set at $5,000.

     4. The Company will pay you $40,000 toward your expenses for relocation to Boston.

     5. As a member of the Company's senior management, you will be subject to Company policy regarding the purchase and sale of Company stock. Currently, these policies include:

          (a) No more than 25% of your aggregate stock holdings and options may be sold in one year in any single transaction or related series of transactions.

          (b) No transaction in the Company's stock may be effected other than during the ten (10)-day "window" following the release of the Company's quarterly earnings statement.

          (c) You will be subject to the reporting obligations and short-swing profit restrictions of section 16

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     of the Securities Exchange Act of 1934.  Essentially,  you will be required to report all transactions in Company stock, either monthly or at the end of each year; and if you buy and sell, or sell and buy, Company stock for a profit within any six (6)-month period, then the profit must be paid over to the Company.

     6. Nothing herein will be construed to obligate the Company to employ you or, if the Company so chooses to employ you and you agree to such employment, to continue your employment for any period of time.




                                           /s/ Sam Yong   11/2/93

                                           /s/ Mariel Clark  11/2/93